UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2024

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LBSR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On April 29, 2024, Liberty Star Minerals (“Liberty Star”) or the (“Company”) (OTC Markets: LBSR) announced the geochemical results of our recent drilling program at the Hay Mountain Property (see News Release attached).

Our geologist reports indicated:

The first hole, HM-23-01, drilled to 1500 feet collared in a downfaulted block of limestone. The vertically drilled hole did encounter two zones of epithermal quartz veining, roughly parallel to the core from 627’ to 651’ and from 802’ to 912’. Both intersections reported gold values to 8PPB indicating that there is gold in the system at depth. Gold deposition in epithermal veins is not only controlled by chemistry, but also by pressure and temperature. The higher up in the system the fluids travel, the lower the pressure and temperature becomes, and the gold is left behind. This hole will be deepened, and additional angled holes will be drilled around it in the future to establish the width and grade of this gold system at depth.

The second hole, HM-23-02 was drilled vertically to 3437 feet, 0.6 miles east of the first hole. This hole encountered a marble front and intense propylitic alteration as previously reported. It also encountered four, flat lying sills of diorite intrusive between 2066’ and 2317’ down hole. These sills contained fragments of chalcopyrite and reported elevated copper content indicating that they had intruded through a more richly mineralized body nearby.

The highest-grade copper intersection in these sills was from 2228’ to 2240’ reporting 0.07% copper, including three feet from 2234 to 2237 reporting 0.114%.

Sample #	From ‘	To’	Description	Cu PPM
475618	2133	2135	Altered diorite	287
475626	2228	2231	Diorite with <1% disseminated py & cpy	929
475627	2231	2234	Diorite with <1% disseminated py & cpy	339
475628	2234	2237	Best mineralized section of Diorite with to 1% py. Cpy	1440
478629	2237	2240	Diorite with <1% disseminated py & cpy	128.5

As reported by our Chief Geologist:

“Overall, this drilling program was successful. The Company began the program hoping to encounter alteration related to porphyry intrusives and ended up not only finding that, but mineralization related to nearby intrusives as well. Porphyritic intrusions typically involve multiple phases of magma emplacement. Each phase may have a different grade of polymetallic minerals, from none at all to highly enriched. Based on observation of the core, these diorite sills are a late-stage pulse of magmatism. They have consumed the highly altered rocks into which they intruded. Our task now is to identify the main source of the magmatic intrusion as these copper bearing sills clearly point to a strongly mineralized body nearby. We are currently planning for our next round of drilling.”

Currently, we have a crew in the field channel sampling the jasperoid bodies on the Red Rock Canyon property. Assays will be reported as they are received.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.47	Liberty Star Summarizes Geochemical Results from Hay Mountain Drilling Program, SE Arizona

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: May 13, 2024	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO